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                                  Exhibit 23.1

         Consent of Ernst & Young LLP, Independent Auditors



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of WavePhore, Inc. for the registration of 164,580 shares of its common stock and to the incorporation by reference therein of our report dated January 25, 1999, with respect to the consolidated financial statements of WavePhore, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission


                              /s/ Ernst & Young LLP

Phoenix, Arizona
April 7, 1999